As filed with the Securities and Exchange Commission on August 6, 2009
 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S–8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INVACARE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ohio (State or Other Jurisdiction of Incorporation or Organization)	95-2680965 (I.R.S. Employer Identification No.)

One Invacare Way
Elyria, Ohio 44035
(Address of Principal Executive Offices, including Zip Code)

INVACARE CORPORATION 2003 PERFORMANCE PLAN
(Full Title of the Plan)

Anthony C. LaPlaca
Senior Vice President and General Counsel
Invacare Corporation
One Invacare Way
Elyria, Ohio 44035
(440) 329-6000

(Name, address and telephone number, including area code,
of agent for service)

Copy to: Douglas A. Neary, Esq. Calfee, Halter & Griswold LLP 1400 KeyBank Center 800 Superior Avenue Cleveland, Ohio 44114 (216) 622-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of  “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer                                                   ☑                      Accelerated Filer                                                      ☐

Non-accelerated Filer                                                      ☐                      Smaller Reporting Company                                   ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Shares, without par value (1)	3,000,000	$20.13 (3)	$60,390,000 (3)	$3,369.76

(1)
One preferred share purchase right (a “Right”) will also be issued with respect to each common share, without par value, of the registrant (the “Common Shares”).  The terms of the Rights are described in the registrant’s Registration Statement on Form 8-A, dated July 8, 2005, as the same may be amended or supplemented from time to time.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional Common Shares as may be issued or become issuable under the terms of the Invacare Corporation 2003 Performance Plan (the “Plan”), in order to prevent dilution resulting from any stock split, stock dividend or similar transaction.

(3)
Estimated in accordance with Rule 457(c) and (h) under the Securities Act, solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price of the Common Shares reported on the  New York Stock Exchange on August 5, 2009.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 3,000,000 shares of the registrant’s common shares, without par value (the “Common Shares”), to be issued under the Invacare Corporation 2003 Performance Plan, as amended (the “Plan”).  Accordingly, pursuant to General Instruction E to Form S-8, the contents of the registrant’s Registration Statement on Form S-8 filed on October 17, 2003 (Commission File No. 333-109794) registering 2,000,000 Common Shares for issuance under the Plan and the registrant’s Registration Statement on Form S-8 filed on August 8, 2006 (Commission File No. 333-136391) registering an additional 1,800,000 Common Shares for issuance under the Plan, are hereby incorporated by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                 Incorporation of Documents by Reference.

The following documents previously filed by the registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

1.	The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

2.	The registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009;

3.	The registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009;

4.	The registrant’s Current Reports on Form 8-K filed on January 7, 2009 (under Items 5.02 and 9.01), January 23, 2009, February 19, 2009 and May 28, 2009;

5.
The description of the Common Shares contained in the registrant’s Registration Statement on Form 8-A, dated October 22, 1986 (Reg. No. 0-12938) and any amendments and reports filed for the purpose of updating that description; and

6.	The description of the Rights contained in the registrant’s Registration Statement on Form 8-A, dated July 8, 2005, and any amendments or reports filed for the purpose of updating that description;

other than the portions of such documents that, by statute or rule, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents, other than the portions of such documents that by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.                 Exhibits.

The exhibits listed on the accompanying Exhibit Index are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elyria, State of Ohio, on this 6th day of August, 2009.

INVACARE CORPORATION

By:	/s/ A. Malachi Mixon, III
A. Malachi Mixon, III
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Invacare Corporation, hereby severally constitute and appoint A. Malachi Mixon III, Gerald B. Blouch, Robert K. Gudbranson and Anthony C. LaPlaca, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Invacare Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of August 6, 2009.

Signature	Title

/s/ A. Malachi Mixon, III	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
A. Malachi Mixon, III

/s/ Gerald B. Blouch	President, Chief Operating Officer and Director
Gerald B. Blouch

/s/ Robert K. Gudbranson	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Robert K. Gudbranson

/s/ James C. Boland	Director
James C. Boland

/s/ Michael F. Delaney	Director
Michael F. Delaney

/s/ C. Martin Harris, M.D.	Director
C. Martin Harris, M.D.

/s/ Bernadine P. Healy, M.D.	Director
Bernadine P. Healy, M.D.

/s/ John R. Kasich	Director
John R. Kasich

/s/ Dale C. LaPorte	Director
Dale C. LaPorte

/s/ Dan T. Moore, III	Director
Dan T. Moore, III

/s/ Joseph B. Richey, II	Director
Joseph B. Richey, II

/s/ William M. Weber	Director
William M. Weber

INVACARE CORPORATION
EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Second Amended and Restated Articles of Incorporation of the registrant. (1)
4.2	Code of Regulations of the Company, as last amended on May 21, 2009. (2)
4.3	Specimen Share Certificate for Common Shares. (3)
4.4	Rights Agreement between the Company and National City Bank, dated as of July 8, 2005. (4)
4.5	Invacare Corporation 2003 Performance Plan, as amended. (5)
5.1	Opinion of Calfee, Halter & Griswold LLP. (x)
23.1	Consent of Ernst & Young LLP. (x)
23.2	Consent of Calfee, Halter & Griswold LLP (included in Exhibit 5.1 of this Registration Statement).
24.1	Power of attorney (included on the signature pages of this Registration Statement).

__________________

(1)	Incorporated herein by reference to Exhibit 3(a) to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.
(2)	Incorporated herein by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009.
(3)	Incorporated herein by reference to Exhibit 4(a) to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.
(4)	Incorporated herein by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K, dated July 8, 2005.
(5)	Incorporated herein by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, dated May 28, 2009.
(x)	Filed herewith.